UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2016

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into Material Definitive Agreements.	2

Signatures	4

Item 1.01	Entry into Material Definitive Agreements.

On November 30, 2016, Tejon Ranchcorp (“TRC”), a wholly-owned subsidiary of Tejon Ranch Co. (“Company”), entered into two amendments to the Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, dated July 31, 2009 (the “Agreement”) for Centennial Founders, LLC (“Centennial Founders”). Centennial Founders was organized to pursue the entitlement and development of land owned by TRC and Centennial Founders in Los Angeles County.

The first amendment to the Agreement (“First Amendment”) is by and among TRC, Standard Pacific Investment Corp. (“SPIC”), CalAtlantic Group, Inc. (“CalAtlantic”), and Pardee Homes (“Pardee”), and is acknowledged and agreed to by Lewis Tejon Member, LLC (the “Withdrawing Member”) and Lewis Investment Company, LLC, a California limited liability company (“Lewis”).

The second amendment to the Agreement (“Second Amendment”) is by and among TRC, SPIC, CalAtlantic and Pardee. Capitalized terms that are not otherwise defined herein are defined in the Agreement, First Amendment or Second Amendment.

The First Amendment and Second Amendment do not change the purpose of Centennial Founders, which is to obtain all necessary governmental approvals and to develop the Centennial community. As of the Agreement’s effective date (July 31, 2009) and continuing through the effective dates of the First and Second Amendments (November 30, 2016), all parties other than TRC elected to become non-funding members. “Non-funding members” are not obligated to make capital contributions during the Remaining Entitlement Period or the Pre-Development Period. Non-funding members may elect to rescind their election on the terms and conditions in the Second Amendment. Once a member rescinds such election, it must fund its share of going forward capital calls. Non-funding members suffer a dilution of their respective ownership percentage when another member contributes capital in their stead. The ownership percentage dilution calculation reduces the non-funding member’s percentage interest and the contributing member’s ownership percentage interest is correspondingly increased. Prior to entering the First Amendment, TRC had a 77.11% ownership interest and Pardee, CalAtlantic/SPIC and the Withdrawing Member each had a 7.63% ownership interest.

The following description of the First and Second Amendments does not purport to be complete and is qualified in its entirety by reference to the filed First and Second Amendments.

The following is a summary of the key terms and conditions of the First Amendment:

•	The Withdrawing Member agrees to withdraw from the Company and to accept a liquidation of its interest in the Company pursuant to a separately and contemporaneously entered redemption agreement. All Withdrawing Member’s representatives and alternates to Centennial Founders’ Executive Committee have concurrently resigned.

•	The Withdrawing Member’s ownership interest has been allocated to the Remaining Members, whose percentage ownership interests have been adjusted as follows: TRC – 83.48%, Pardee – 8.26% and CalAtlantic/SPIC – 8.26%. Such percentage ownership interests shall remain subject to further adjustment and dilution as provided in the Second Amendment.

The following is a summary of the key terms and conditions of the Second Amendment:

•	Pardee and CalAtlantic (each a “Developer” and collectively the “Developers”) may retain non-funding member status or may elect to become a funding member up to the Withdrawal Date (the date that is 18 months after the effective date of the Second Amendment). A Developer that becomes a funding member is not able to thereafter elect non-funding status.

•	On or before the Withdrawal Date, Developers who do not become funding members shall withdraw as members of Centennial Founders and shall release all right, title and interest as members, including any rights to unreturned Capital Contributions being treated as Subordinated Debt. A withdrawing Developer and the Company shall evidence the withdrawal by entering a withdrawal and redemption agreement in a form and content substantially similar to the exhibit attached to the Second Amendment.

•	If any Developer fails to become a funding member of or withdraw as a member from Centennial Founders by the earlier of the Withdrawal Date, the Specific Plan Approvals Deadline (summarized below) or an event of default, then after such date, TRC has the right to call such Developer(s) interest as provided in the Second Amendment. In such case the Applicable Lot Credit (summarized below) and the ability of such Developer(s) to purchase Private Sale Lots (other than in the open market) is forfeited.

•	A Developer that withdraws from Centennial Founders on or before the Withdrawal Date may purchase a specific percentage of developed single family attached and/or detached lots (“Private Sales Lots” as further defined in the Second Amendment) and shall have the right to apply an “Applicable Lot Credit” to such purchase. Developers that become funding members do not get a lot credit, but may purchase Private Sales Lots as provided in the Second Amendment.

•	Lots that are not sold as Private Sales Lots will be sold on the open market.

•	The number of Private Sales Lots available to an eligible Developer is based on the diluted percentage interest of that Developer on the date it withdraws from Centennial Founders or becomes a funding member.

•	The “Applicable Lot Credit” for each withdrawing Developer is $7,000,000 divided by the total number of developed lots deemed Private Sales Lots. If a Developer that is entitled to a lot credit and Centennial Founders reach agreement on a Private Lot Sale, then the Applicable Lot Credit is applied to the purchase price for such lots.

•	A Developer’s ability to purchase a certain percentage of Private Sales Lots and/or to use its respective Applicable Lot Credit on such purchases terminates automatically (i) if Centennial Founders does not obtain final approval from the Los Angeles Board of Supervisors of certain land use entitlements described in the Second Amendment by March 15, 2018 and, further, (ii) if any litigation challenging such entitlements is not resolved favorably (in Centennial Founder’s sole and absolute discretion) by December 31, 2019 (either being a “Specific Plan Approvals Deadline”).

•	Non-funding members have no voting interest, management, voting, consent or approval rights regarding or related to any matter, business or affairs of Centennial Founders, provided (i) each non-funding member continues to have a representative on the Executive Committee (but such representative is non-voting and advisory only, except for the Limited Approval Rights), and (ii) each non-funding member continues to have the Limited Approval Rights (as defined in the Second Amendment).

•	The rights of a Developer that timely withdraws to purchase Private Sales Lots and use the Applicable Lot Credit for such purchase survive such party’s withdrawal as a member of Centennial Founders.

The First Amendment and Second Amendment will be filed as an exhibit to the 2016 Annual Report on Form 10-K to provide investors with information regarding its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2016	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

4